                                                                    EXHIBIT 99.5

                               EBITDA CALCULATION

   Calculation of Adjusted EBITDA under the Brazilian Corporate Law method.


                                 FOR THE SIX MONTH
                                PERIOD ENDED JUNE 30,                    FOR THE YEAR ENDED DECEMBER 31,
                               -----------------------    -----------------------------------------------------------
(in millions of reais)            2002         2001        2001(1)      2000(1)      1999(1)      1998(1)     1997(1)
                               ----------     --------    ---------    ---------    --------      -------     -------
Operating income for
the year/period (2)            R$   500.2     R$ 307.9    R$  886.0    R$  326.6     R$350.4      R$318.7     R$513.8
                               ==========     ========    =========    =========     =======      =======     =======

Add back:

Depreciation and amortization       325.5        307.2        613.9        589.2       438.1        330.8       272.5

Exclude: (2)

Financial income                 (1,001.2)      (237.2)      (358.4)      (374.0)     (675.1)      (213.0)     (224.9)

Financial expenses                1,226.5        451.4        861.5        698.0       804.4        346.4       277.0

Provision for contingencies          41.5         68.7         33.9        269.2        51.2       (117.7)     (160.6)

Other operating (income)           (107.2)       (59.6)       (47.2)        (4.0)      (66.3)         1.4       (15.4)
expense

EBITDA                         R$   985.3     R$ 838.4    R$1,989.7    R$1,505.0     R$902.7      R$666.6    R$ 662.4

-------------------------
(1) Brahma and Antarctica were legally merged to form AmBev on July 1, 1999 under Brazilian Corporate Law. For purposes of this prospectus, AmBev was treated as the successor to Brahma for accounting purposes. Amounts for 1999, 1998 and 1997 are those of Brahma.

(2) Operating income presentation under Brazilian Corporate Law excludes financial income and financial expenses.